Exhibit 21

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
Compugraphics International Limited	United Kingdom
Compugraphics Jena GmbH	Germany
Compugraphics U.S.A. Inc.	Delaware
Cyantek Corporation	Delaware
Diehl & EaglePicher GmbH	Germany
EaglePicher Energy Products ULC	Canada
EaglePicher Medical Power, LLC	Delaware
EaglePicher Technologies, LLC	Delaware
EPEP Holding Company, LLC	Delaware
Groupement Pour Le Traitement Du Terril De Lubumbashi Limited (55%)	Jersey, Channel Islands
Harko CV	Netherlands
Key Professional Services Ltd.	Gibraltar
Neorem Magnets Ningbo Co. Ltd. (58.9%)	China
Neorem Magnets Oy	Finland
O.M.G. Chemicals (S) Pte. Ltd.	Singapore
OM Group (Suzhou) Electronic Chemicals Co., Ltd.	China
OM Group Ultra Pure Chemicals Limited	United Kingdom
OM Group Ultra Pure Chemicals Pte. Ltd.	Singapore
OM Group Ultra Pure Chemicals SAS	France
OM Group Ultra Pure Chemicals Sdn. Bhd.	Malaysia
OMG (Asia) Electronic Chemicals Co., Ltd.	Taiwan
OMG (Shanghai) Trading Co., Ltd.	China
OMG (Suzhou) Electronic Chemicals Co., Ltd.	China
OMG Additives Ltd.	United Kingdom
OMG Americas, Inc.	Ohio
OMG Belleville Limited	Ontario
OMG Borchers GmbH	Germany
OMG Borchers SAS	France
OMG Electronic Chemicals (M) Sdn Bhd	Malaysia
OMG Electronic Chemicals Pte. Ltd.	Singapore
OMG Electronic Chemicals, LLC	Delaware
OMG Energy Holdings, Inc.	Delaware
OMG Europe GmbH	Germany
OMG Finland Oy	Finland
OMG France SARL	France
OMG Germany Holding GmbH	Germany
OMG Harjavalta Chemicals Holding BV	Netherlands
OMG Harko Holdings, LLC	Delaware
OMG Japan, Inc.	Japan
OMG Kokkola Chemicals Holding (Two) BV	Netherlands
OMG Kokkola Chemicals Oy	Finland
OMG UK Limited	United Kingdom

OMG UK Technology Limited	United Kingdom
SANVAC (Beijing) Magnetics Co., LTD (49%)	China
Societe Congolaise Pour le Traitement du Terril de Lubumbashi SPRL (49%)	Democratic Republic of Congo
VAC Beteiligungs-GmbH	Germany
VAC Finanzierung GmbH	Germany
VAC Germany GmbH	Germany
VAC International Holding GmbH	Germany
VAC Magnetic Finland Oy	Finland
VAC Magnetic France S.a.r.l.	France
VAC Magnetic Japan K.K.	Japan
VAC Magnetic Korea Ltd.	Korea
VAC Netherlands B.V.	Netherlands
VAC Participation GmbH	Germany
VAC Sales USA LLC	Delaware
Vacuumschmelze (Malaysia) Sdn. Bhd.	Malaysia
Vacuumschmelze China Magnetics (Shenyang) Co., Ltd.	China
Vacuumschmelze GmbH & Co. KG	Germany
Vacuumschmelze Singapore Pte. Ltd.	Singapore
Vacuumschmelze, s.r.o.	Slovakia